Exhibit 99.1

Quantum-Si Reports Third Quarter 2026 Financial Results and
Provides Business Update

Proteus™ remains on track for anticipated Q2 2027 commercial launch

BRANFORD, Conn., November 5, 2026 (GLOBE NEWSWIRE) — Quantum-Si Incorporated (Nasdaq: QSI) (“Quantum-Si,” “QSI” or the “Company”), a proteomics technology company redefining protein analysis through single-molecule protein sequencing, today announced financial results for the third quarter ended September 30, 2026.

Press Release Highlights

•Reported third quarter 2026 revenue of $212,000 during the transition period from Platinum® to Proteus, which is expected to continue through the first half of 2027

•Highlighted interim Proteus performance data presented at World HUPO including approximately 30 times more sequencing output per chamber in a controlled peptide study

•Highlighted detection of 19 amino acids, with the 20th expected before year-end

•Announced launch of the Proteus pre-order program

•Updated full-year 2026 guidance for lower adjusted total operating expenses and lower total cash usage, and reaffirmed cash runway into the fourth quarter of 2028

“We made significant progress during the third quarter as we continued to advance Proteus toward commercial launch,” said Jeff Hawkins, President and Chief Executive Officer of Quantum-Si. “Based on recent performance data, we believe we have substantially addressed the instrument variability issues identified earlier in development, and design activities for our additional instrument cycle are now complete. During the quarter, we also advanced recognizer development to 19 amino acids, keeping us on track to achieve all 20 amino acids by year-end. We also made meaningful progress in our library preparation technology development and accelerated the integration of AI throughout our data analysis pipeline. Together, these advancements continue to strengthen the capabilities of the Proteus platform and our confidence in its commercial potential.”
Hawkins continued, “At World HUPO, we demonstrated that Proteus significantly outperformed Platinum Pro across key measures of sequencing performance. While we are encouraged by these results, we believe the Proteus platform we ultimately launch will meaningfully exceed the performance demonstrated in this interim study. Based on customer feedback and the positive reception to the data, we recently launched our Proteus pre-order program to help customers plan for adoption and secure priority access following commercial launch. We expect to provide multiple updates over the coming months and into the first half of 2027 related to system performance, commercial readiness, and customer adoption. We remain confident in our path to commercial launch of Proteus in the second quarter of 2027.”

Third Quarter 2026 Financial Results

For the third quarter of 2026, the Company recorded revenue of $212,000, compared to $552,000 in the third quarter of 2025. For the nine months ended September 30, 2026, the Company recorded revenue of $814,000, compared to $2.0 million in the prior-year period. The year-over-year decrease reflected the Company’s transition from Platinum to the anticipated Proteus platform, with 2026 and the first half of 2027 expected to serve as the transition period. During this period, revenue is expected to reflect lower Platinum instrument demand, continued consumable usage by existing customers, customer awareness of the anticipated Proteus launch, and commercial programs intended to support customer migration to Proteus. Gross profit was $74,000 and gross margin was 35% in the third quarter of 2026 compared to gross profit of $194,000 and gross margin of 35% in the third quarter of 2025. For the nine months ended September 30, 2026, gross profit was $320,000 and gross margin was 39%, compared to gross profit of $1.0 million and gross margin of 52% in the prior-year period, with results affected by revenue mix, timing of sales, and transition-period commercial activity.

Total operating expenses were $23.9 million for the third quarter of 2026, compared to $40.0 million for the same period in the prior year, and $73.8 million for the nine months ended September 30, 2026, compared to $96.0 million for the same period in the prior year. Adjusted total operating expenses were $18.2 million for the third quarter of 2026, compared to $21.4 million for the same period in the prior year, and adjusted total operating expenses for the nine months ended September 30, 2026, were $62.1 million, compared to $68.1 million for the same period in the prior year. The year-over-year decrease in total operating expenses primarily reflected the absence of $13.6 million of net lease termination expense and $1.8 million of legal settlement expense, net of insurance proceeds, recorded in the third quarter of 2025, as well as lower selling, general and administrative expenses, partially offset by $2.9 million of restructuring costs recorded in the third quarter of 2026. Adjusted total operating expenses also declined sequentially from the second quarter of 2026, reflecting in part the restructuring actions announced in August 2026. Spending levels reflected continued investment in Proteus development, manufacturing readiness and commercial launch preparation, together with ongoing expense management.

During the third quarter of 2026, the Company completed the majority of the reduction in force announced in August 2026, which affected approximately 20% of total company headcount. The Company believes these actions are achieving their intended objectives, aligning the Company’s expense base with the revised Proteus timeline while preserving the resources and capabilities required to execute the program, and the Company does not believe these actions have adversely impacted Proteus development to date. The Company continues to expect these actions to generate approximately $12 million in annual operating expense savings.

Net loss was $22.3 million for the third quarter of 2026, compared to a net loss of $35.7 million for the same period in the prior year, and net loss was $67.5 million for the nine months ended September 30, 2026, compared to a net loss of $83.7 million for the same period in the prior year. Adjusted EBITDA was negative $17.0 million for the third quarter of 2026, compared to negative $20.1 million in the same period of the prior year, and negative $58.2 million for the nine months ended September 30, 2026, compared to negative $63.7 million for the same period in the prior year. Reconciliations of the non-GAAP financial measures adjusted total operating expenses and adjusted EBITDA are provided in a table included at the end of this press release.

As of September 30, 2026, the Company’s cash, cash equivalents and investments in marketable securities were $149.4 million. Based on its current operating plan, including the cost-reduction actions completed during the third quarter, the Company continues to expect its existing cash, cash equivalents and investments in marketable securities to be sufficient to execute the key activities required for the Proteus launch and to fund operations into the fourth quarter of 2028.
2026 Financial Guidance
For the full year 2026, the Company reiterated its revenue guidance and lowered its guidance for adjusted total operating expenses and total cash usage, as follows:

Revenue:	Approximately $1.0 million
Adjusted total operating expenses:	$87.0 million or less (previously $98.0 million or less)
Total cash usage:	$87.0 million or less (previously $93.0 million or less)

The Company expects 2026 and the first half of 2027 to serve as a transition period from Platinum to Proteus ahead of the anticipated Proteus launch. During the transition period, revenue is expected to reflect Platinum customer purchasing behavior, installed-base consumable activity, commercial programs supporting customer migration, and customer planning for the anticipated new platform.
The lower guidance for adjusted total operating expenses and total cash usage reflects the cost-reduction actions completed during the third quarter of 2026 and continued expense management, while preserving the investments in manufacturing readiness and inventory needed to support the Proteus launch. Adjusted total operating expenses are expected to support Proteus development, platform integration, verification and validation activities, chemistry and workflow development, manufacturing and supply chain readiness, and launch preparation. The Company plans to manage spending against the revised launch timeline while maintaining the resources needed to advance Proteus toward commercialization.
Total cash usage is expected to include Proteus development, selected production readiness and inventory investments, including long-lead components, and commercial readiness activities supporting the Q2 2027 anticipated launch timing. As AI-driven demand has constrained global supply chains and extended lead times for certain components, the Company is placing orders earlier, committing volume with key suppliers and, where practical, qualifying second sources and building safety stock for critical components. Based on current visibility, the Company does not anticipate these supply chain dynamics affecting its ability to launch Proteus in the second quarter of 2027.
The Company does not provide a reconciliation of forward-looking adjusted total operating expenses to total operating expenses, the most directly comparable GAAP measure, because stock-based compensation, restructuring costs and other excluded items are dependent on future events and are not reasonably available without unreasonable efforts. These items could have a material effect on GAAP operating expenses.
The Company believes its cash, cash equivalents and investments in marketable securities of $149.4 million as of September 30, 2026, together with its cost-reduction actions, will support the Company’s operating plan into the fourth quarter of 2028.
Webcast and Conference Call Information
Quantum-Si will host a conference call to discuss its third quarter 2026 financial results on Thursday, November 5, 2026, at 4:30 p.m. Eastern Time. Individuals interested in listening to the conference call may do so by joining the live webcast in the Investors section of the Quantum-Si website under Events & Presentations. Alternatively, individuals may register here to receive a dial-in number and personalized PIN to participate in the call. An archived webcast of the event will be available for replay following the event.
About Quantum-Si Incorporated

Quantum-Si is transforming proteomics with a benchtop platform that brings single-molecule protein analysis to every lab, everywhere. The Company’s platform enables real-time kinetic-based detection and allows researchers to move beyond traditional, multistep workflows and directly access dynamic, functional protein insights with unparalleled resolution. By making protein analysis simpler, faster, and more informative, Quantum-Si is accelerating proteomic discoveries to improve the way we live. Learn more at quantum-si.com or follow us on LinkedIn or X.
Use of Non-GAAP Financial Measures
This press release presents the non-GAAP financial measures “adjusted total operating expenses” and “adjusted EBITDA.” The most directly comparable GAAP financial measures for these non-GAAP financial measures are total operating expenses and net loss, respectively. The Company has included below adjusted total operating expenses, which presents the Company’s total operating expenses after excluding stock-based compensation, net lease termination expense, legal settlement expense, net of insurance proceeds, restructuring costs and other non-recurring operating expenses. In addition, adjusted EBITDA further excludes interest, taxes, depreciation, amortization, dividend and interest income, changes in fair value of warrant liabilities and other income or expense.
A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations is included as Exhibit 99.2 to the Company’s Current Report on Form 8-K furnished to the Securities and Exchange Commission (the “SEC”) on November 5, 2026.
Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of the Company may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance and the development and commercialization of products, services and applications; its anticipated cash runway; the anticipated timing of product launches and product capabilities, including Proteus; the expected demonstration of detection of all 20 amino acids by year-end 2026; the timing and content of anticipated updates regarding Proteus system performance, commercial readiness and customer interest, including the Proteus pre-order program; the expected duration and effects of the transition from Platinum to Proteus, including customer purchasing behavior, installed-base consumable activity, customer migration programs and customer planning for Proteus; the expected timing and successful completion of system integration, optimization, verification, validation, manufacturing-readiness and launch-readiness activities; the Company’s supply chain, procurement and inventory plans; the expected benefits of the Company’s development-process, organizational and cost-control actions, including the reduction in force; and any financial guidance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Many of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the inability to maintain the listing of the Company’s Class A common stock on The Nasdaq Stock Market; the ability of the Company to grow and manage growth and retain its key employees; the Company’s ongoing leadership transitions and succession planning; the Company’s ability to successfully implement organizational changes, including workforce reductions, cost-control actions and development-process improvements, without disrupting product development, launch readiness, employee retention or customer engagement; the possibility that additional technical, integration, performance, reliability, verification, validation, manufacturing-readiness or launch-readiness challenges may arise or take longer or cost more to address than expected; supply chain constraints, component shortages or extended lead times, including those resulting from demand related to artificial intelligence; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company’s product development and commercialization activities, including the use and benefit of artificial intelligence in these and other activities; the commercialization and adoption of the Company’s existing products and the success of any product the Company may offer in the future, including Proteus; the potential attributes and benefits of the Company’s commercialized Platinum protein sequencing instruments and kits and the Company’s other products, including Proteus once commercialized; the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company’s ability to identify, in-license or acquire additional technology; the Company’s ability to maintain its existing lease, license, manufacture and supply agreements; the Company’s ability to compete with other companies currently marketing or engaged in the development or commercialization of products and services that serve customers engaged in proteomic analysis, many of which have greater financial and marketing resources than the Company; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets once commercialized, either alone or in partnership with others; the Company’s estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company’s financial performance; the Company’s defense and initiation of litigation matters; and other risks and uncertainties described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)
(unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$25,578	$21,639
Marketable securities, current	77,929	141,271
Accounts receivable, net of allowance of $270 and $270, respectively	109	561
Legal settlement insurance receivable	—	4,638
Inventory	1,640	3,197
Prepaid expenses and other current assets	7,115	4,554
Total current assets	112,371	175,860
Restricted cash, non-current	2,202	—
Marketable securities, non-current	45,892	52,855
Property and equipment, net	9,562	13,194
Operating lease right-of-use assets	2,308	3,464
Other assets	552	234
Total assets	$172,887	$245,607
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,408	$1,623
Accrued payroll and payroll-related costs	3,582	5,903
Accrued contracted services	1,659	3,356
Accrued legal settlement liability	—	8,000
Accrued expenses and other current liabilities	3,162	1,505
Warrant liabilities	—	794
Current portion of operating lease liabilities	1,845	1,844
Total current liabilities	11,656	23,025
Operating lease liabilities	932	2,322
Other long-term liabilities	80	34
Total liabilities	12,668	25,381
Stockholders’ equity:
Class A Common stock, $0.0001 par value; 600,000,000 shares authorized as of September 30, 2026 and December 31, 2025; 199,804,914 and 196,431,273 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	20	20
Class B Common stock, $0.0001 par value; 27,000,000 shares authorized as of September 30, 2026 and December 31, 2025; 19,937,500 shares issued and outstanding as of September 30, 2026 and December 31, 2025	2	2
Additional paid-in capital	926,641	918,190
Accumulated other comprehensive loss	(943)	(6)
Accumulated deficit	(765,501)	(697,980)
Total stockholders’ equity	160,219	220,226
Total liabilities and stockholders’ equity	$172,887	$245,607

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenue
Product	$173	$505	$703	$1,871
Service	39	47	111	114
Total revenue	212	552	814	1,985

Cost of revenue
Product	138	353	487	920
Service	—	5	7	34
Total cost of revenue	138	358	494	954

Gross profit	74	194	320	1,031

Operating expenses:
Research and development	13,779	13,883	44,090	42,813
Selling, general and administrative	10,071	10,707	29,688	34,484
Lease termination expense, net	—	13,577	—	13,577
Legal settlement expense, net of insurance proceeds	—	1,800	—	5,162
Total operating expenses	23,850	39,967	73,778	96,036
Loss from operations	(23,776)	(39,773)	(73,458)	(95,005)
Dividend income	123	166	368	542
Interest income	1,355	2,414	4,643	6,897
Change in fair value of warrant liabilities	—	1,516	794	3,923
Other (expense) income, net	(18)	(7)	10	(35)
Loss before (provision) benefit for income taxes	(22,316)	(35,684)	(67,643)	(83,678)
(Provision) benefit for income taxes	—	(19)	122	(50)
Net loss	$(22,316)	$(35,703)	$(67,521)	$(83,728)

Net loss per common share attributable to common stockholders, basic and diluted	$(0.10)	$(0.17)	$(0.31)	$(0.44)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	218,984	209,041	217,762	191,754

Other comprehensive income (loss)
Net unrealized (loss) income on marketable securities, net of tax	$(471)	$102	$(812)	$(5)
Foreign currency translation adjustment	(31)	(8)	(125)	14
Total other comprehensive (loss) income, net of tax	(502)	94	(937)	9
Comprehensive loss	$(22,818)	$(35,609)	$(68,458)	$(83,719)

QUANTUM-SI INCORPORATED
RECONCILIATIONS OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net loss	$(22,316)	$(35,703)	$(67,521)	$(83,728)
Adjustments to reconcile to EBITDA:
Dividend income	(123)	(166)	(368)	(542)
Interest income	(1,355)	(2,414)	(4,643)	(6,897)
Depreciation and amortization	1,170	1,173	3,624	3,281
Income tax provision (benefit)	—	19	(122)	50
EBITDA	(22,624)	(37,091)	(69,030)	(87,836)
Adjustments to reconcile to Adjusted EBITDA:
Change in fair value of warrant liabilities	—	(1,516)	(794)	(3,923)
Stock-based compensation	2,721	2,827	8,336	7,978
Lease termination expense, net	—	13,577	—	13,577
Legal settlement expense, net of insurance proceeds	—	1,800	—	5,162
Restructuring costs	2,926	(39)	3,316	281
Other non-recurring operating expenses	—	367	—	978
Other expense (income), net	18	7	(10)	35
Adjusted EBITDA	$(16,959)	$(20,068)	$(58,182)	$(63,748)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Total operating expenses	$23,850	$39,967	$73,778	$96,036
Adjustments to reconcile to Adjusted total operating expenses:
Stock-based compensation	(2,721)	(2,827)	(8,336)	(7,978)
Lease termination expense, net	—	(13,577)	—	(13,577)
Legal settlement expense, net of insurance proceeds	—	(1,800)	—	(5,162)
Restructuring costs	(2,926)	39	(3,316)	(281)
Other non-recurring operating expenses	—	(367)	—	(978)
Adjusted total operating expenses	$18,203	$21,435	$62,126	$68,060

Investor and Media Contact:
Jeff Keyes
Chief Financial Officer
ir@quantum-si.com

Source: Quantum-Si Incorporated